                                                                    Exhibit 10.2

                                      NOTE

$20,000,000.00                                            Minneapolis, Minnesota
                                                               December 15, 2005

For value received, the undersigned, LAKES ENTERTAINMENT, INC., a Minnesota corporation and LAKES POKER TOUR, LLC, a Minnesota limited liability company (individually each a "Borrower" and collectively referred to herein as the "Borrowers"), hereby jointly and severally promise to pay to the order of LYLE BERMAN FAMILY PARTNERSHIP, a Minnesota general partnership (the "Lender"), at its main office at One Hughes Center Drive, Suite 101, Las Vegas, NV 89109, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds the principal sum of TWENTY MILLION AND NO/100 Dollars ($20,000,000.00) or such amount as may be due and owing to the Lender as Loans pursuant to the Loan Agreement by and between the Borrowers and the Lender of even date herewith (as the same may from time-to-time be amended, modified or restated, the "Loan Agreement"), which principal amount shall, unless due earlier, be due and payable in one balloon payment, together with all outstanding interest thereon, on December 15, 2008 (the "Maturity Date").

Interest shall accrue on the unpaid principal balance of this Note at a rate of twelve percent (12.00%) per annum or, following and during the continuation of an Event of Default, at fourteen percent (14.00%) per annum (with such rate computed upon the actual number of days elapsed in a 360-day year).

Interest shall be payable in arrears from the date hereof until paid in full on the last day of each calendar year, commencing December 31, 2006, and continuing on the last day of each calendar year thereafter and at maturity (whether by acceleration or otherwise) until this Note is paid in full; provided, however, interest payments otherwise due and payable on the last day of each calendar year shall be capitalized on the date otherwise due and owing, such that the interest payment amount shall be added to the outstanding principal amount hereunder.

This Note is the Note referred to in the Loan Agreement and is subject to all of the agreements, terms and conditions contained in the Loan Agreement, which are incorporated herein by reference. This Note may be prepaid only in accordance with the terms of the Loan Agreement. Further, the Loan Agreement provides that the Lender may, upon the occurrence of certain conditions accelerate the payments due hereunder and demand payment in full prior to the Maturity Date. All capitalized terms not otherwise defined herein shall have the meaning given them in the Loan Agreement.

This Note is secured, among other things, pursuant to the Loan Agreement and the Security Agreement and the Mortgage as such documents are therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrowers hereby jointly and severally agree to pay all costs of collection, including reasonable attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

This Note has been delivered in the State of Minnesota and shall be construed and enforced in accordance with the substantive laws of such state.

                                       LAKES ENTERTAINMENT, INC.

                                      By /s/ Timothy Cope
                                         ---------------------------------------
                                              Timothy Cope
                                       Its    Chief Financial Officer

                                       LAKES POKER TOUR, LLC

                                      By /s/ Timothy Cope
                                         ---------------------------------------
                                              Timothy Cope
                                       Its    Chief Financial Officer

                          [SIGNATURE PAGE TO TERM NOTE]